RIVERSOURCE INCOME SERIES, INC. -- FORM N-SAR EXHIBITS

EXHIBIT 77C, MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS:

RESULTS OF MEETINGS OF SHAREHOLDERS

Columbia Income Builder Series

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

Columbia Income Builder Fund
Columbia Income Builder Fund II
Columbia Income Builder Fund III

Proposal 1. To elect directors to the Board.*

-------------------------------------------------------------------------------------------------------------
                                     DOLLARS VOTED       DOLLARS VOTED                            BROKER NON-
                                         "FOR"             "WITHHOLD"         ABSTENTIONS            VOTES
-------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                  693,507,627.977      13,816,276.985          0.00                0.00
-------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.         693,272,171.643      14,051,733.319          0.00                0.00
-------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton               693,421,891.220      13,902,013.742          0.00                0.00
-------------------------------------------------------------------------------------------------------------
04. William P. Carmichael           693,013,568.646      14,310,336.316          0.00                0.00
-------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn               693,224,444.935      14,099,460.027          0.00                0.00
-------------------------------------------------------------------------------------------------------------
06. William A. Hawkins              693,156,744.839      14,167,160.123          0.00                0.00
-------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard               693,222,780.752      14,101,124.210          0.00                0.00
-------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.           693,430,055.417      13,893,849.545          0.00                0.00
-------------------------------------------------------------------------------------------------------------
09. John F. Maher                   693,848,934.493      13,474,970.469          0.00                0.00
-------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak               693,316,452.081      14,007,452.881          0.00                0.00
-------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia          693,267,037.600      14,056,867.362          0.00                0.00
-------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                 692,896,788.208      14,427,116.754          0.00                0.00
-------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero            693,246,363.256      14,077,541.706          0.00                0.00
-------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                   693,313,297.343      14,010,607.619          0.00                0.00
-------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby            693,095,134.645      14,228,770.316          0.00                0.00
-------------------------------------------------------------------------------------------------------------
16. William F. Truscott             693,478,693.169      13,845,211.793          0.00                0.00
-------------------------------------------------------------------------------------------------------------

Proposal 2. To approve a proposed amendment to the Articles of Incorporation.*

-------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------------
  676,160,740.238                16,147,034.216                 15,016,058.518                    71.990
-------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Income Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.

Columbia Income Builder Fund

Proposal 3.  To approve a proposed Agreement and Plan of Redomicling.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  136,431,860.396                 3,497,562.769                  4,990,004.246                 58,798,173.720
--------------------------------------------------------------------------------------------------------------

Proposal 4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  136,742,311.536                 3,867,563.632                  4,309,552.242                 58,798,173.720
--------------------------------------------------------------------------------------------------------------

Columbia Income Builder Fund II

Proposal 3. To approve an Agreement and Plan of Reorganization between Columbia Income Builder Fund II and Columbia Income Builder Fund.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  235,562,372.032                 4,288,911.191                  7,570,857.868                 84,858,715.380
--------------------------------------------------------------------------------------------------------------

Columbia Income Builder Fund III

Proposal 3. To approve an Agreement and Plan of Reorganization between Columbia Income Builder Fund III and Columbia Income Builder Fund.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  112,869,524.357                 2,269,794.535                  4,151,652.778                 52,034,475.690
--------------------------------------------------------------------------------------------------------------